SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Index Funds, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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For Home Office, FA, and DC Platform use only

The shareholder meeting relating to the proposal for the BlackRock S&P 500 Index Fund to reorganize into the BlackRock S&P 500 Stock Fund has been adjourned in order to allow for additional solicitation of votes. The shareholder meeting will be reconvened on February 22, 2013, and the timeline is shown below. To facilitate this solicitation, the BlackRock S&P 500 Index Fund has set a new record date and will be mailing, among other things, supplemental proxy materials to BlackRock S&P 500 Index Fund shareholders in mid-January. The attached supplemental proxy materials provide important information about the additional solicitation.

Shareholders of the BlackRock Index Equity Portfolio have already cast sufficient votes to approve the reorganization of the BlackRock Index Equity Portfolio into the BlackRock S&P 500 Stock Fund. No additional solicitation of BlackRock Index Equity Portfolio shareholders will occur. The reorganization of Master S&P 500 Index Series into S&P 500 Stock Master Portfolio has also been approved by shareholders. The reorganizations involving the BlackRock Index Equity Portfolio and the Master S&P 500 Index Series are expected to take place at the same time as the reorganization involving the BlackRock S&P 500 Index Fund.

Below is an updated timeline to help shareholders understand when certain events are expected to take place. This may change at any time.

Week of January 14, 2013 — Mailings to BlackRock S&P 500 Index Fund shareholders of record on December 28, 2012 will commence

January 21 - February 22, 2013 — Solicitation of shareholder votes through a telephone campaign

February 22, 2013 — Shareholder meeting

Weekend of March 22, 2013 — If proposal is approved, all three reorganizations will be completed — the BlackRock S&P 500 Index Fund and BlackRock Index Equity Portfolio will reorganize into the BlackRock S&P 500 Stock Fund and the Master S&P 500 Index Series will reorganize into S&P 500 Stock Master Portfolio.

February 22 - March 15, 2013 — If required shareholder approval is not received in time to reorganize the funds on the above dates, the shareholder meeting will be adjourned and additional solicitation of BlackRock S&P 500 Index Fund shareholders will occur during this time.

What is being mailed to shareholders?

BlackRock S&P 500 Index Fund shareholders of record on December 28, 2012 who were not holders of record on August 14, 2012, the original record date, are receiving the supplemental proxy materials, the original Combined Prospectus/Proxy Statement, the current prospectus for the BlackRock S&P 500 Stock Fund relating to Investor A and Institutional shares, and the annual report and semi-annual report for BlackRock S&P 500 Stock Fund dated December 31, 2011 and June 30, 2012, respectively.

BlackRock S&P 500 Index Fund shareholders of record on December 28, 2012 who were also holders of record on August 14, 2012, previously received the Combined Prospectus/Proxy Statement, the annual report for BlackRock S&P 500 Stock Fund dated December 31, 2011 and the current prospectus for BlackRock S&P 500 Stock Fund relating to Investor A and Institutional shares. Such shareholders are now receiving the supplemental proxy materials and the semi-annual report dated June 30, 2012 for BlackRock S&P 500 Stock Fund.

How can shareholders vote their shares?

BlackRock S&P 500 Index Fund shareholders can vote shares beneficially held through their account in the following ways (Note: Shareholders should have their control number available, which can be found on the proxy card enclosed with the supplemental proxy materials. If they do not vote, they may be contacted by a third party proxy vendor.):

•	By mail; shareholders can mark their vote on the proxy card enclosed with the supplemental proxy materials, and sign, date, and return the card in the postage-paid envelope provided

•	By touch tone telephone at 1-800-454-8683

•	On the Internet using www.proxyvote.com

•	In person at the reconvened shareholder meeting on to be held on February 22, 2013

If shareholders already submitted a valid proxy card or authorized a proxy in connection with the shareholder meeting, and have not changed brokerage accounts or revoked their proxy, then their proxy will remain effective for the shares they held on December 28, 2012 (the new record date). These shareholders do not need to vote again. However, if shareholders changed brokerage accounts or revoked their proxy, then they need to vote again. In addition, if shareholders desire to change their vote, they may vote again, which has the effect of revoking their prior proxy.

If shareholders wish to delegate their proxy voting rights to a third-party entity, the Fund has engaged Institutional Shareholder Services Inc. (ISS) and made their services available. To learn more about ISS, shareholders can visit their website at www.issproxy.com, or call 1-646-778-4190 to speak with an ISS representative. We encourage shareholders to contact ISS to receive a complimentary electronic copy of the ISS research report prepared for the proposal relating to the BlackRock S&P 500 Index Fund. The ISS research report recommends that shareholders vote FOR the proposed reorganization.

Share Class Mapping

The table below shows which share class of the BlackRock S&P 500 Stock Fund shareholders of each BlackRock S&P 500 Index Fund and BlackRock Index Equity Portfolio will receive after the reorganizations.

S&P 500 Index Fund (Target Feeder Fund)	Index Equity Portfolio (Target Feeder Fund)	NASDAQ Tickers (before)	CUSIPS (before)	S&P 500 Stock Fund (Combined Feeder Fund)	NASDAQ Tickers (after)	CUSIPS (after)
Investor A	N/A	MDSRX	09253F507	Investor A	BSPAX	066923566
Institutional	N/A	MASRX	09253F606	Institutional	BSPIX	066923558
N/A	Investor A	CIEAX	091927657	Service	BSPSX	066923533
N/A	Investor B	CIEBX	091927640	Service	BSPSX	066923533
N/A	Investor C	CIECX	091927632	Investor C1	BSPZX	066923541
N/A	Service	PNESX	091927665	Service	BSPSX	066923533
N/A	Institutional	PNIEX	091927673	Class K (currently undesignated)	WFSPX	066922204

Expenses

The fee tables below provide information about the fees and expenses attributable to each class of shares of the BlackRock S&P 500 Index Fund and BlackRock Index Equity Portfolio, assuming the reorganization(s) had taken place on December 31, 2011. Assuming all reorganizations had occurred on December 31, 2011, the

Combined Fund would have total annual fund operating expenses (“Net Expense” in the tables below) for each of its share classes that are expected to be the same as or lower than those of the corresponding share classes of the BlackRock S&P 500 Index Fund or BlackRock Index Equity Portfolio before the reorganizations. Future fees and expenses may be greater or less than those indicated below. Please note that the information in these tables is included in the Combined Prospectus/Proxy Statement.

Share Classes of Current Funds	Before (%)*	After (%)*	Share Classes of Combined Fund
S&P 500 Index Fund
Investor A			Investor A
Management Fee	0.01	0.05	Management Fee
Gross Expense	0.57	0.49	Gross Expense
Net Expense**	0.56	0.48	Net Expense

Institutional			Institutional
Management Fee	0.01	0.05	Management Fee
Gross Expense	0.31	0.24	Gross Expense
Net Expense**	0.30	0.23	Net Expense

*	Fee table estimates based on data from December 31, 2011. All expenses are expressed as a percentage of fund net assets.
**	The Net Expenses are Gross Expenses after certain contractual caps disclosed in the combined fund’s prospectus. Please refer to the Combined Prospectus/Proxy Statement for more detailed information regarding the Target Feeder Funds’ contractual caps. BlackRock has contractually agreed to reimburse or provide offsetting credits to the Combined Fund, as applicable, for Independent Expenses (as described in the Combined Fund’s prospectus) through August 31, 2013. Contractual waivers are terminable upon 90 days’ notice by the fund’s independent trustees or by a majority vote of outstanding fund securities.

Share Classes of Current Funds	Before (%)*	After (%)*	Share Classes of Combined Fund
Index Equity Portfolio
Investor A			Service**
Management Fee	0.01	0.05	Management Fee
Gross Expense	0.43	0.40	Gross Expense
Net Expense***	0.42	0.39	Net Expense

Investor B			Service**
Management Fee	0.01	0.05	Management Fee
Gross Expense	1.45	0.40	Gross Expense
Net Expense***	1.24	0.39	Net Expense

Investor C			Investor C1
Management Fee	0.01	0.05	Management Fee
Gross Expense	1.25	1.25	Gross Expense
Net Expense***	1.24	1.24	Net Expense

Service			Service**
Management Fee	0.01	0.05	Management Fee
Gross Expense	0.40	0.40	Gross Expense
Net Expense***	0.39	0.39	Net Expense

Institutional			Class K
Management Fee	0.01	0.05	Management Fee
Gross Expense	0.24	0.17	Gross Expense
Net Expense***	0.18	0.16	Net Expense

*	Fee table estimates based on data from December 31, 2011.
**	Index Equity Portfolio Investor A, B and Service shareholders will receive Service shares in the Combined Fund. All expenses are expressed as a percentage of fund net assets.
***	The Net Expenses are Gross Expenses after certain contractual caps disclosed in the combined fund’s prospectus. Please refer to the Combined Prospectus/Proxy Statement for more detailed information regarding Target Feeder Funds’ contractual caps. BlackRock has contractually agreed to reimburse or provide offsetting credits to the Combined Fund, as applicable, for Independent Expenses (as described in the Combined Fund’s prospectus) through August 31, 2013. Contractual waivers are terminable upon 90 days’ notice by the fund’s independent trustees or by a majority vote of outstanding fund securities.

BLACKROCK INDEX FUNDS, INC.

BlackRock S&P 500 Index Fund

100 Bellevue Parkway

Wilmington, Delaware 19809

(800) 441-7762

TO THE SHAREHOLDERS

**IMPORTANT NEWS**

We encourage you to read the full text of the enclosed supplemental proxy materials containing important information about the proposed reorganization involving BlackRock S&P 500 Index Fund (the “S&P 500 Fund”), a series of BlackRock Index Funds, Inc. (the “Corporation”), a Maryland corporation. In addition, we are pleased to provide you with the following brief overview of this matter, which requires your consideration and vote. Please vote promptly as your vote is important. Voting promptly will reduce the time and costs associated with the proxy solicitation.

Q:	WHAT IS HAPPENING?

A:	The Board of Directors (the “Board”) of the Corporation is asking you to consider and act upon a proposal to approve an agreement and plan of reorganization (the “Reorganization Agreement”) between the S&P 500 Fund and BlackRock S&P 500 Stock Fund (the “Acquiring Fund,” and together with the S&P 500 Fund, the “Funds”), a series of BlackRock Funds III. The Reorganization Agreement provides that the S&P 500 Fund would transfer all of its assets to the Acquiring Fund in exchange for the assumption by the Acquiring Fund of certain stated liabilities of the S&P 500 Fund and the issuance of shares of the Acquiring Fund. The proposed reorganization is referred to as the “S&P 500 Reorganization.”

Q:	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:	The Board recommends that you vote FOR the proposal to approve the Reorganization Agreement, which is the same proposal previously presented at the Special Meeting of Shareholders (the “Special Meeting”) of the S&P 500 Fund. The Board of the S&P 500 Fund believes the proposal is important and recommends that you read the combined prospectus/proxy statement related to the S&P 500 Reorganization (the “Combined Prospectus/Proxy Statement”) together with these supplemental proxy materials and then vote in favor of the proposal.

Q:	HOW CAN I OBTAIN THE COMBINED PROSPECTUS/PROXY STATEMENT?

A:	Holders of record of the S&P 500 Fund on December 28, 2012 (the new record date of the Special Meeting) who were not holders of record on August 14, 2012 (the original record date of the Special Meeting) are receiving the Combined Prospectus/Proxy Statement along with these supplemental proxy materials. If you were a holder of record of the S&P 500 Fund on August 14, 2012, you previously received the Combined Prospectus/Proxy Statement. If you would like another copy of the Combined Prospectus/Proxy Statement, please contact the S&P 500 Fund at (800) 441-7762.

Q:	WHY IS THE BOARD RECOMMENDING THIS PROPOSAL?

A:

After careful consideration, the Board of Directors, including all of the Directors who are not “interested persons” of the Corporation (as defined in the Investment Company Act of 1940, as amended), has determined that the S&P 500 Reorganization is in the best interests of the S&P 500 Fund and that the S&P 500 Fund’s existing shareholders will not be diluted as a result of the Reorganizations (as defined

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below) and, therefore, recommends that you cast your vote “FOR” the proposed S&P 500 Reorganization. The Board has determined that shareholders of the S&P 500 Fund may benefit from the following:

(i)	Assuming the Reorganizations had occurred on December 31, 2011, the Acquiring Fund (with combined assets from the Target Feeder Funds (as defined below)) would have (i) total annual fund operating expenses for each of its share classes that are expected to be the same as or lower than those of the corresponding share classes of the S&P 500 Fund prior to the Reorganizations as of December 31, 2011, and (ii) net annual fund operating expenses for each of its share classes that are expected to be the same as or lower than those of the corresponding share classes of the S&P 500 Fund prior to the Reorganizations as of December 31, 2011, after giving effect to all applicable contractual expense reimbursements (which exclude the effect of certain fees and expenses) that BlackRock has agreed to continue through August 31, 2013;

(ii)	Shareholders of the S&P 500 Fund will remain invested in a diversified, open-end fund that has greater net assets;

(iii)	The larger net asset size of the combined fund will eliminate duplicate products and pricing inconsistencies and create one S&P 500 Index fund product within the BlackRock-advised complex of funds; and

(iv)	The compatibility of the types of portfolio securities held by each of the Funds, the substantially similar investment objectives and principal investment strategies of each of the Funds, and the similarities between the risk profiles of each of the Funds. The portfolio management team will also remain the same.

Q:	DID I ALREADY VOTE ON THIS PROPOSAL?

A:	You may have. Holders of record on August 14, 2012 have already received a Combined Prospectus/Proxy Statement and proxy card relating to the Reorganization Agreement.

The proposal requires that the lesser of (i) 67% or more of the total number of shares of all classes of the S&P 500 Fund present or represented by proxy at the Special Meeting, voting together as a single class, if the holders of more than 50% of the outstanding shares of all classes, taken as a single class, are present or represented by proxy at the Special Meeting or (ii) more than 50% of the total number of outstanding shares of all classes of the S&P 500 Fund, voting together as a single class, vote in favor of the Reorganization Agreement. However, only 49.71% of the shares outstanding on the record date voted on the proposal. Of those shares that voted on the proposal, approximately 96.01% voted in favor of the proposal. Without the required vote to approve the Reorganization Agreement, the October 12, 2012 Special Meeting was adjourned to November 9, 2012, and then again to multiple days in December 2012.

The Executive Committee of the Board, at its December 21, 2012 meeting, pursuant to delegated authority, considered whether to reconvene the Special Meeting and continue to solicit shareholders to vote on the Reorganization Agreement or to take other action. For the reasons set out above and given the high percentage of shares that voted in favor of the proposal, the Executive Committee determined that it remains in the best interest of the S&P 500 Fund to approve the Reorganization Agreement with respect to the S&P 500 Fund, recognizing that the Special Meeting must be reconvened and that the continuation of the solicitation of shareholders would be required. In connection with this solicitation, the Executive Committee approved a new record date of December 28, 2012 and determined that the Special Meeting be reconvened on February 22, 2013 at 10:00 a.m.

Q:	WHAT HAPPENS TO MY PRIOR PROXY? IF I ALREADY VOTED, DO I NEED TO VOTE AGAIN?

A:

If you already submitted a valid proxy card or authorized a proxy in connection with the Special Meeting, and have not changed brokerage accounts or revoked your proxy, then your proxy will remain effective for the shares you held on December 28, 2012 (the new record date). So you do not need to vote again.

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However, if you changed brokerage accounts or revoked your proxy, then you need to vote again. In addition, if you desire to change your vote, you may vote again, which has the effect of revoking your prior proxy.

Q:	WHO PAYS FOR THIS PROXY EXPENSE?

A:	The estimated costs associated with this solicitation, including legal expenses and printing costs, are approximately $290,000. The S&P 500 Fund is expected to bear approximately $178,500 of the costs associated with this solicitation. BlackRock Advisors, LLC (the “Adviser”) and its affiliates have agreed to bear approximately $111,500 of the costs associated with this solicitation. The foregoing estimated costs will be borne by the Adviser or its affiliates and the S&P 500 Fund regardless of whether the Reorganizations are consummated.

Q:	WILL I RECEIVE A CALL FROM A PROXY SOLICITOR?

A:	The Adviser has engaged Computershare Fund Services as the S&P 500 Fund’s proxy solicitor to contact shareholders who have not voted as of the date of the reconvened Special Meeting concerning the proposed S&P 500 Reorganization.

Q:	HOW CAN I VOTE MY SHARES?

A:	You can vote shares beneficially held through your account by mail, telephone or Internet or in person at the reconvened Special Meeting. To vote by mail, please mark your vote on the enclosed proxy card and sign, date and return the card in the postage-paid envelope provided. To vote by telephone or over the Internet, please have the proxy card in hand and call the telephone number or go to the website address listed on the card and follow the instructions. To vote at the Special Meeting, please attend the Special Meeting in person and have the proxy card on hand.

Whichever voting method you use, please read the full text of the Combined Prospectus/Proxy Statement that was either previously mailed to you or is included with these supplemental proxy materials before you vote.

Q:	WHAT IF I HAVE QUESTIONS REGARDING THE PROPOSAL?

A:	You can contact your financial advisor for further information. Direct shareholders may contact the S&P 500 Fund at (800) 441-7762. You may also call Computershare Fund Services, the S&P 500 Fund’s proxy solicitation firm, at (866) 704-4427.

Q:	AM I BEING ASKED TO VOTE ON THE OTHER PROPOSALS IN THE COMBINED PROSPECTUS/PROXY STATEMENT?

A:	No. The S&P 500 Fund invests all of its investable assets in Master S&P 500 Index Series (the “Target Master Portfolio”), a series of Quantitative Master Series LLC. As you may recall, since the S&P 500 Fund invests all of its investable assets in the Target Master Portfolio, you were asked to provide instructions as to how the S&P 500 Fund should vote its shares of the Target Master Portfolio in connection with an agreement and plan of reorganization between the Target Master Portfolio and S&P 500 Stock Master Portfolio, a series of Master Investment Portfolio (the “Master Reorganization”), in which the Acquiring Fund invests all of its investable assets. The proposed S&P 500 Reorganization is contingent on the completion of the Master Reorganization, however, the Master Reorganization has been approved by shareholders and no additional votes are being solicited on that proposal.

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In addition, shareholders of BlackRock Index Equity Portfolio (“Index Equity Portfolio” and together with the S&P 500 Fund, the “Target Feeder Funds”), another fund that invests all of its investable assets in the Target Master Portfolio, have approved the reorganization involving their feeder fund and the Acquiring Fund (together with the S&P 500 Reorganization and the Master Reorganization, the “Reorganizations”).

THANK YOU FOR VOTING PROMPTLY.

YOUR VOTE IS IMPORTANT.

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BLACKROCK INDEX FUNDS, INC.

BlackRock S&P 500 Index Fund

100 Bellevue Parkway

Wilmington, Delaware 19809

(800) 441-7762

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE RECONVENED ON FEBRUARY 22, 2013

Please take notice that a Special Meeting of Shareholders (the “Special Meeting”) of BlackRock S&P 500 Index Fund (the “S&P 500 Fund”), a series of BlackRock Index Funds, Inc. (the “Corporation”), a Maryland corporation, that was convened on October 12, 2012 and was adjourned to November 9, 2012 and then again adjourned to multiple days in December 2012, will be reconvened on February 22, 2013 at 10:00 a.m., Eastern Time, at the offices of BlackRock Advisors, LLC at 1 University Square Drive, Princeton, NJ 08540-6455. The Special Meeting is being reconvened for the following purposes:

1.	To consider a proposal to approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which the S&P 500 Fund would transfer all of its assets to BlackRock S&P 500 Stock Fund (the “Acquiring Fund”), a series of BlackRock Funds III, in exchange for the assumption by the Acquiring Fund of certain stated liabilities of the S&P 500 Fund and the issuance of shares of the Acquiring Fund, as detailed in the Reorganization Agreement, which shares will be distributed by the S&P 500 Fund to you on a pro rata basis in complete liquidation of the S&P 500 Fund (the “S&P 500 Reorganization”).

2.	To transact such other business as permitted by applicable law and as may properly be presented at the Special Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors of the Corporation (the “Board”), including all of its independent Board members, determined that participation in the S&P 500 Reorganization is in the best interests of the S&P 500 Fund and that the interests of the S&P 500 Fund’s shareholders will not be diluted as a result of the reorganization. We strongly urge you to approve the Reorganization Agreement at this time.

The proposal is discussed in greater detail in the combined prospectus/proxy statement related to the S&P 500 Reorganization (the “Combined Prospectus/Proxy Statement) that was either previously mailed to you or is included with these supplemental proxy materials. Holders of record of shares of the S&P 500 Fund as of the close of business on December 28, 2012 (the new record date) are entitled to vote at the reconvened Special Meeting and at any adjournments thereof:

•	By touch-tone telephone;

•	By Internet;

•	By returning the enclosed proxy card in the postage-paid envelope; or

•	In person at the reconvened Special Meeting.

In the event that the necessary quorum to transact business or the vote required to approve or reject the proposal is not obtained at the reconvened Special Meeting, it is the intention of the persons named in the enclosed proxy to vote those shares by proxy in favor of an adjournment. Notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken and the adjourned meeting is held not more than 120 days after the applicable record date. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting. The absence from any meeting, in person or by proxy, of a quorum for action upon any given matter shall not prevent action at such meeting upon any other matter or matters that properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum in respect of such other matters. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

All properly executed proxies received prior to the Special Meeting or any adjournment or postponement thereof will be voted in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, properly executed proxies will be voted “FOR” the approval of the Reorganization Agreement. Abstentions and broker non-votes (i.e., where a nominee such as a broker holding shares for beneficial owners may vote on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more proposals does not receive instructions from beneficial owners or does not exercise discretionary authority) will be counted as present for purposes of a quorum. Abstentions and broker non-votes will have the same effect as votes against the Reorganization Agreement.

Broker-dealer firms holding shares in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the Reorganization Agreement before the Special Meeting. The NYSE has taken the position that broker-dealers that are members of the NYSE and that have not received instructions from a customer prior to the date specified in the broker-dealers’ request for voting instructions may not vote such customer’s shares on the Reorganization Agreement. A signed proxy card or other authorization by a beneficial owner of shares of the S&P 500 Fund that does not specify how the beneficial owner’s shares are to be voted on the proposed Reorganization Agreement may be deemed to be an instruction to vote such shares in favor of the Reorganization Agreement.

If you have not previously submitted a valid proxy card or authorized a proxy to vote your shares or have revoked your initial proxy (e.g., you have not voted or you revoked your initial proxy) or you have become a new shareholder since August 14, 2012 (the original record date for the Special Meeting) and you do not expect to attend the reconvened Special Meeting in person, we encourage you to vote by completing and submitting your proxy card or voting by telephone or through the Internet. However, you do not need to take any action if you were a S&P 500 Fund shareholder as of August 14, 2012 (the original record date of the Special Meeting) and December 28, 2012 (the new record date of the Special Meeting), have not changed brokerage accounts and previously submitted a valid proxy card or authorized a proxy in connection with the Special Meeting (and have not revoked your proxy). Your previous proxy will remain effective as to the number of shares you held on the new record date. If you desire to change your vote, you may vote again, which has the effect of revoking your prior proxy.

The voting methods provided will reduce the time and costs associated with the proxy solicitation. Whichever method you choose, please read the full text of the proxy statement before you vote.

By order of the Board,

/s/ Benjamin Archibald
Benjamin Archibald Secretary of the S&P 500 Fund

January 7, 2013

WHETHER OR NOT YOU EXPECT TO ATTEND THE RECONVENED SPECIAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR SUBMIT YOUR PROXY BY PHONE OR THROUGH THE INTERNET. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN SUBMITTING YOUR PROXY PROMPTLY.